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Exhibit 21.1

LIST OF SUBSIDIARIES

1.
SeeBeyond Technology Corporation Japan KK

2.
SeeBeyond Technology Corporation Korea Ltd.

3.
SeeBeyond Limited, (Hong Kong)

4.
SeeBeyond Pty Ltd.

5.
SeeBeyond Pte Ltd.

6.
SeeBeyond Limited

7.
SeeBeyond (Deutschland) GmbH

8.
SeeBeyond (Schweiz) AG

9.
SeeBeyond (France) SARL

10.
SeeBeyond (Italy) SRL

11.
SeeBeyond (UK) Ltd.

12.
SeeBeyond B.V.

13.
SeeBeyond (Belgium) SA

14.
SeeBeyond (Nordic) Asp

15.
SeeBeyond (Espana) SL

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LIST OF SUBSIDIARIES